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                      CONSENT OF INDEPENDENT AUDITORS


            We consent to the use of our report dated March 17, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust Select 10 Industrial Portfolio 97-2A, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.


                                          Deloitte & Touche LLP
                                          Deloitte & Touche LLP
March 17, 1997
New York, New York